Exhibit 5.2

May 22, 2013

Idaho Power Company

1221 West Idaho Street

Boise, Idaho  83702-5627

Ladies and Gentlemen:

We have acted as counsel to Idaho Power Company, an Idaho corporation (the “Company”), in connection with the preparation and filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) which the Company proposes to file on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of the following securities by the Company:  (i) first mortgage bonds (the “Bonds”) and (ii) unsecured debt securities (the “Debentures,” and together with the Bonds, the “Offered Securities”).  The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Bonds will be issued in one or more series pursuant to the Mortgage and Deed of Trust dated as of October 1, 1937, as supplemented by all indentures supplemental thereto (the “First Mortgage Bond Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page (Stanley Burg, successor individual trustee), as trustees, which is included as an exhibit to the Registration Statement.

The Debentures will be issued in one or more series pursuant to an Indenture for Debt Securities dated as of August 1, 2001 (the “Debenture Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee, which is included as an exhibit to the Registration Statement.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) First Mortgage Bond Indenture; (iii) the Debenture Indenture; (iv) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and (v) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof (items (i) through (v) above collectively, the “Transaction Documents”).  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Transaction Documents.

For purposes of this opinion, we also assume that the Company will have obtained any legally required consents, approvals, authorizations and other orders of any regulatory authorities necessary to issue and sell the Offered Securities and to execute and deliver any indentures supplemental to the First Mortgage Bond Indenture and the Debenture Indenture.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, we are of the opinion that the Offered Securities will be duly authorized, validly issued and binding obligations of the Company when:

(i)                                     the board of directors of the Company or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Offered Securities, as contemplated by the Registration Statement (including any amendments or supplements thereto) and the First Mortgage Bond Indenture or Debenture Indenture, as the case may be,

(ii)                                  the Registration Statement and any amendments thereto (including any post-effective amendments) shall have become effective under the Securities Act and shall continue to be effective at the time the Offered Securities are issued and sold as contemplated by the Registration Statement, and the First Mortgage Bond Indenture or the Debenture Indenture, as the case may be, including any necessary supplemental indentures, included as exhibits to the Registration Statement, shall have been duly qualified under the Trust Indenture Act of 1939, as amended,

(iii)                               a prospectus supplement with respect to the Offered Securities of a particular series shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder,

(iv)                              the terms of the Offered Securities and of their issuance and sale shall have been duly established in conformity with the provisions of the First Mortgage Bond Indenture or Debenture Indenture, as the case may be, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

(v)                                 the Offered Securities shall have been duly executed and authenticated in accordance with the provisions of the First Mortgage Bond Indenture or the Debenture Indenture, as the case may be, and issued and sold as contemplated by the Registration Statement and any prospectus supplement with respect to such Offered Securities in accordance with applicable law and the above-mentioned corporate authorizations, and

(vi)                              the purchase price of the Offered Securities shall have been received by the Company,

subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity.

Our opinions expressed above are limited to the laws of the States of Idaho and New York and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained under the caption “Legal Matters” in said Registration Statement and any amendments thereto and in the Prospectus constituting a part thereof.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Coie LLP